Exhibit 99.1
Ceres Logo
FOR FURTHER INFORMATION:
David I. Vickers, Chief Financial Officer
(440) 878-2941
Gayle V. Bentkowski, Senior Vice President
(440) 572-8848
Ceres Group Repurchases 1,000,000 Shares Of Its Stock
Cleveland, OH, September 1, 2005
Ceres Group, Inc. (NASDAQ: CERG) announced today that it has agreed to purchase, in a private transaction, 1,000,000 shares of its common stock for an aggregate purchase price of $5,920,000. This purchase will bring the total number of shares repurchased pursuant to its previously-announced stock repurchase program to 1,401,988 shares, at an average price of $5.90 per share. Therefore, the company has approximately $1.7 million available under the program for future stock repurchases in the open market or in private transactions.
This purchase of 1,000,000 shares occurred via a private transaction negotiated with the International Managed Care funds (“IMC”). Two directors of the company, Robert A. Spass and Bradley E. Cooper, are affiliated with the IMC funds. This transaction was approved by a majority of the company’s disinterested directors. The purchase price of $5.92 per share represents a discount of 3% to the average closing price of Ceres’ stock for the five trading days ended August 31, 2005 and a discount of 5% from the closing price of the common stock on August 31, 2005. No commissions were paid on the transaction. This transaction is expected to close by September 8, 2005. Before this transaction, the IMC funds held approximately 2.4 million shares of Ceres’ common stock.
About Ceres Group
Ceres Group, Inc., through its insurance subsidiaries, provides a wide array of health and life insurance products through two primary business segments. Ceres’ Medical Segment includes major medical health insurance for individuals, families, associations and small businesses. The Senior Segment includes senior health, life and annuity products for Americans age 55 and over. To help control medical costs, Ceres also provides medical cost management services to its insureds. Ceres’ nationwide distribution channels include independent agents and electronic distribution systems. Ceres is included in the Russell 3000® Index. For more information, visit www.ceresgp.com.

Ceres Group, Inc. • 17800 Royalton Road • Cleveland, Ohio 44136
(440) 572-2400 • (800) 643-2474 • Fax (440) 878-2959 • www.ceresgp.com

Cress Group, Inc.

This news release contains certain forward-looking statements with respect to the financial condition, results of operations and business of the company. Forward-looking statements are statements other than historical information or statements of current condition. In light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements herein should not be regarded as representation by the company or any other person that the objectives or plans of the company will be achieved. Many factors could cause actual results to differ materially from those contemplated by such forward-looking statements, including, among others, business conditions and competition in the healthcare industry, the failure to successfully implement the business plans (including the company’s growth strategy) for the company and its subsidiaries, failure to accurately predict claims liabilities, ability to institute necessary rate increases, ability to develop, market and administer new and competitive products, developments in healthcare reform and other regulatory issues (including failure to meet statutory capital requirements), rising healthcare costs, adverse outcomes in litigation and related matters, failure to comply with financial and other covenants in our loan agreement, and performance of our reinsurers. This review of important factors should not be construed as exhaustive. Investors and others should refer to Ceres’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2004, and its quarterly reports on Form 10-Q and other periodic filings, for a description of the foregoing and other factors. Ceres undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
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